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                                                                 Exhibit 10.12


                             SUBORDINATED DEBENTURE

THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE. THIS DEBENTURE MAY NOT BE TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (i) A REGISTRATION STATEMENT FOR THE DEBENTURES UNDER THE ACT IS IN EFFECT OR (ii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR THE SECURITIES LAWS OF ANY STATE.

THIS DEBENTURE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE "SUBORDINATION AGREEMENT"), DATED AS OF JUNE 4, 1998, AMONG THE COMPANY, BANKBOSTON, N.A. AS AGENT ("BANK"), SUMMIT SUBORDINATED DEBT FUND II, L.P. AND SUMMIT INVESTORS III, L.P. TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY TO THE BANK PURSUANT TO THE REVOLVING CREDIT AND TERM LOAN AGREEMENT, DATED AS OF JUNE 4, 1998, BETWEEN THE COMPANY AND THE BANK (AS AMENDED , SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND IN EFFECT) AND EACH HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.


                             Subordinated Debenture
                               Due August 4, 2003

$97,539                                                      June 4, 1998
No. D-1


     FOR VALUE RECEIVED, Stride & Associates, Inc., a Delaware corporation (the "Company"), hereby promises to pay to Summit Investors III, L.P., a Delaware limited partnership, or its registered assigns, the sum of Ninenty Seven Thousand Five Hundred Thirty Nine Dollars ($97,539) on August 4, 2003, together with interest, computed on the basis of the actual number of days elapsed over a 365-day year, on the unpaid principal balance hereof until paid in full at the Applicable Interest Rate (as defined below) from the date hereof, payable in cash quarterly in arrears on the last day of each of March, June, September, and December of each year during which any amounts due hereunder remain outstanding, commencing on June 30, 1998, and until such unpaid balance becomes due and payable (whether at maturity or at a date fixed for mandatory or optional redemption or prepayment or by acceleration or otherwise).




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     The "Applicable Interest Rate" shall mean the rate of twelve percent (12%)
per annum completed on the basis of a 365-day year and the actual number of days elapsed or, during the continuance of an Event of Default (as defined in the Agreement), fourteen percent (14%) per annum.

     All payments of principal (including any prepayments or redemptions) and interest hereunder shall be made by the Company in lawful money of the United States of America in immediately available federal funds not later than 2:00 p.m., Boston, Massachusetts, time, on the date each such payment is due, by crediting an account in the United States as the holder of this Debenture may designate in writing to the Company before the scheduled payment date.

     This Debenture is one of a duly authorized issuance of two (2) Debentures of the Company designated as its "Subordinated Debentures due August 4, 2003" (herein called the "Debentures"), in the aggregate principal amount of $10,000,000 and issued under a Securities Purchase and Redemption Agreement, dated as of June 4, 1998 (herein called the "Agreement"), among the Company, and the investors and shareholders of the Company named therein, to which Agreement and all agreements supplemental thereto reference is hereby made for a statement of the respective rights and duties thereunder of the Company and the holders of the Debentures, and the terms upon which the Debentures are, and are to be, delivered.

     The principal of this Debenture is subject to mandatory and optional prepayment, together with accrued interest, all as more particularly set forth in the Agreement.

     Notwithstanding anything herein contained to the contrary, the indebtedness evidenced by the Debenture is, to the extent provided in the Subordination Agreement, subordinate and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Subordination Agreement), and this Debenture is issued subject to such provisions, and each holder of Debentures, by accepting the same, agrees to and shall be bound by such provisions and agrees to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Agreement.

     In case an Event of Default, as defined in the Agreement, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, immediately due and payable, in the manner, with the effect and subject to the conditions provided in the Agreement. The Agreement provides that such declaration may in certain events be rescinded or annulled by the holders of a majority in principal amount of the Debentures then outstanding.

     No reference herein to the Agreement and no provisions of this Debenture or of the Agreement shall alter or impair the obligation of the Company, which, subject to the terms of the Subordination Agreement, is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places, and rates, and in the coin or currency, herein prescribed.


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     As is more fully set forth in the Agreement, this Debenture is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose, upon surrender and cancellation of this Debenture and upon presentation of a duly executed written instrument of transfer satisfactory to the Company, and thereupon a new
Debenture or Debentures, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange therefor; and this Debenture, with or without other Debentures may in like manner be exchanged for one or more new Debentures of other authorized denominations but of the same aggregate principal amount, all subject to the terms and conditions set forth in the Agreement. Any such transfer or exchange shall be without charge by the Company.

     All terms used in this Debenture which are defined in the Agreement shall have the meanings assigned to them in the Agreement.

     This Debenture shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts and shall for all purposes be construed in accordance with the laws of said Commonwealth without giving effect to the conflicts of laws provisions thereof.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed as an instrument under seal.


                                       STRIDE & ASSOCIATES, INC.



                                       By: /s/ Michael Robichaud
                                          -------------------------------------
                                          Name:  Michael Robichaud
                                          Title: President






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